UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         NATIONAL PENN BANCSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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     3)   Filing Party:
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


                         NATIONAL PENN BANCSHARES, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT
                                      2002


                                [GRAPHIC OMITTED]














                         www.nationalpennbancshares.com

                                TABLE OF CONTENTS

-------------------------------------------------------------------------------


Notice of Annual Shareholders' Meeting......................................ii
Proxy Statement..............................................................1
   Election of Directors.....................................................1
     Director Information....................................................2
     Committees..............................................................4
     Meetings and Attendance.................................................5
     Director Compensation...................................................6
   Executive Compensation....................................................7
     Compensation Committee Report...........................................7
     Summary Compensation Table.............................................11
     Stock Options..........................................................12
     Pension Benefits.......................................................14
     Deferred Compensation and Change-in-Control Agreements.................15
   Performance Graph........................................................16
   Audit Committee Report...................................................17
   Stock Ownership..........................................................19
     Directors and Executive Officers.......................................19
     Five Percent Shareholders..............................................20
   Other Director and Executive Officer Information.........................20
     Related Party and Similar Transactions.................................20
     Section 16(a) Beneficial Ownership Reporting Compliance................21
   Amendment of Articles of Incorporation to Increase Maximum
      Number of Directors...................................................21
   Additional Information...................................................23
     Record Date; Shares Outstanding........................................23
     Quorum.................................................................23
     Proxies; Right to Revoke...............................................23
     Default Voting.........................................................24
     Tabulation of Votes....................................................24
     Voting by Street Name Holders..........................................24
     Independent Accountants................................................24
     Proxy Solicitation.....................................................24
     Shareholder Proposals for Next Year's Meeting..........................24
     Director Nominees......................................................25
     Shareholder List.......................................................25
     Annual Report for 2001.................................................26

                         NATIONAL PENN BANCSHARES, INC.

                               [GRAPHIC OMITTED]


                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING


Dear National Penn Shareholder:

     On Monday, April 22, 2002, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at the Sheraton Reading Hotel, Route 422 West and Paper Mill Road, Wyomissing, Pennsylvania. The meeting will begin at 4:00 p.m.

     Only shareholders who owned stock at the close of business on March 8, 2002 can attend and vote at the meeting or any postponement or adjournment. At the meeting, we will:

     1.   Elect four directors;

     2. Act upon a proposal to amend National Penn's Articles of Incorporation to increase the maximum number of directors of National Penn to 20 persons; and

     3.   Attend to other business, if any, properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the two proposals described in this proxy statement.

     At the meeting, we also will report on our 2001 business results and other matters of interest to shareholders.

     We are enclosing with this proxy statement a copy of our 2001 Annual Report to Shareholders. The approximate date this proxy statement and card(s) are being mailed is March 22, 2002.



                                            By Order of the Board of Directors



                                            /s/ Sandra L. Spayd

                                            Sandra L. Spayd
                                            Secretary
March 22, 2002

                         NATIONAL PENN BANCSHARES, INC.


                                 PROXY STATEMENT


================================================================================


     This Proxy Statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. ("National Penn"), on behalf of the Board of Directors, for the 2002 Annual Meeting of Shareholders. This Proxy Statement and the related proxy form are being distributed on or about March 22, 2002.

     You can vote your shares by completing and returning a written proxy card. We are pleased to announce that you can now also vote your shares by telephone. To do so, simply follow the instructions attached to the proxy card. Telephone voting is toll-free, and is available 24 hours a day. Votes submitted by telephone must be received by 4:00 p.m. on April 22, 2002. If you vote by telephone, you need not return a proxy card.

     You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone will not affect your right to attend the meeting and vote.


================================================================================
ELECTION OF DIRECTORS
================================================================================


     The first proposal scheduled to be voted on at the meeting is the election of four directors. These directors will serve three-year terms as Class III directors. The Board of Directors has nominated Frederick P. Krott, Patricia L. Langiotti, Kenneth A. Longacre and Wayne R. Weidner for election as Class III directors. All of these individuals are currently serving as National Penn directors.

The Board of Directors recommends a vote "FOR" all its nominees.

     The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

     National Penn's Articles of Incorporation allow the Board to fill Board vacancies. The Board appointed Glenn E. Moyer, Executive Vice President of National Penn and President and Chief Operating Officer of National Penn Bank, to fill the existing Class I vacancy in January 2002. Mr. Moyer's term as a Class I director will expire in 2003.

     The bylaws permit shareholders to nominate candidates for election as directors. A nomination must be made in compliance with the advance notice and information requirements of the bylaws. As of March 22, 2002, National Penn has not received any notice of nomination of a director candidate.

     In accordance with the bylaws, directors are elected by a plurality of the votes of shares present and entitled to be voted at the meeting. That means the four nominees of the Board will be elected if they receive more affirmative votes than any other nominees.


--------------------------------------------------------------------------------
Director Information
--------------------------------------------------------------------------------


     The Board is separated into three classes, each with a three-year term. The terms of the persons elected as Class III directors will expire in 2005. The terms of the continuing Class I directors expire in 2003, and the terms of the continuing Class II directors expire in 2004.

     Below is biographical and other information about the nominees for election as Class III directors, and the continuing Class I and Class II directors, as of March 8, 2002.


Nominees as Class III directors to serve until 2005:
Frederick P. Krott                                            Mr. Krott is President of Lamm & Witman
Age: 55                                                       Funeral Home, Inc.  Mr. Krott was first
Director since 2001                                           elected a Director when National Penn
Board Committees: Compensation                                acquired Community Independent Bank,
                                                              Inc., as provided in the acquisition
                                                              agreement.

Patricia L. Langiotti                                         Ms. Langiotti is President of Creative
Age: 55                                                       Management Concepts, a management
Director since 1986                                           consulting firm.  From 1989 until 1998, she
Board Committees: Audit,                                      was also the Chief Executive Officer of
 Compensation, Executive,                                     Brubacher Excavating, Inc.
 Nominating/Corporate
 Governance

Kenneth A. Longacre                                           Mr. Longacre is Chairman of Farm &
Age: 68                                                       Home Oil Company.  He was Chief
Director since October 2001                                   Executive Officer of Farm & Home Oil
(Director from 1990 through                                   Company from 1990 through 1998.
 2000)
Board Committees: Executive



                                                         2





Wayne R. Weidner                                              Mr. Weidner is Chairman, President and
Age: 59                                                       Chief Executive Officer of National Penn.
Director since 1985                                           He was President and Chief Executive Oficer
Board Committees: Executive                                   of National Penn in 2001, President
                                                              from 1998 to 2000, and Executive Vice
                                                              President from 1990 to 1998.  He is also
                                                              Chairman and Chief Executive Officer of
                                                              National Penn Bank.

Continuing Class I directors to serve until 2003:

John H. Body                                                  Mr. Body is retired.  He is the former
Age: 68                                                       Manager, General Services of Air Products
Director since 1981                                           and Chemicals, Inc.
Board Committees: Audit,
Compensation, Executive
Nominating/Corporate Governance

J. Ralph Borneman, Jr.                                        Mr. Borneman is President of the Body-
Age: 63                                                       Borneman Associates, Inc. insurance
Director since 1988                                           agency.  Mr. Borneman is also a member
Board Committees: Audit,                                      of the boards of directors of Erie Indemnity
 Compensation, Executive,                                     Co. and Erie Family Life Insurance Co.
 Nominating/Corporate Governance

Glenn E. Moyer                                                Mr. Moyer is Executive Vice President of
Age: 51                                                       National Penn since April 25, 2001 and
Director since 2002                                           President and Chief Operating Officer of
                                                              National Penn Bank since January 2001. He was
                                                              Executive Vice President of National Penn Bank
                                                              and President of National Penn Bank's Elverson
                                                              Division from January 1999 to January 2001.
                                                              Prior to that, he was President, Chief
                                                              Executive Officer and a director of Elverson
                                                              National Bank.

Robert E. Rigg                                                Mr. Rigg is the President of the Rigg
Age: 49                                                       Darlington Group Inc. insurance agency
Director since 1999                                           and is a cousin of Mr. Jacobs.  Mr. Rigg
Board Committees: Audit                                       was first elected a Director when National
                                                              Penn acquired Elverson National Bank, as
                                                              provided in the acquisition agreement.


                                                         3






Continuing Class II directors to serve until 2004:

Frederick H. Gaige                                            Dr. Gaige is retired.  He is the former Dean
Age: 64                                                       and Campus Executive Officer of Penn
Director since 1997                                           State, Berks-Lehigh Valley College.
Board Committees: Audit,
 Compensation

John W. Jacobs                                                Mr. Jacobs is a private investor and a
Age: 52                                                       cousin of Mr. Rigg.  Mr. Jacobs was first
Director since 1999                                           elected a Director when National Penn
                                                              acquired Elverson National Bank, as
                                                              provided in the acquisition agreement.

Lawrence T. Jilk, Jr.                                         National Penn's retired Chairman, Mr. Jilk now
Age: 63                                                       provides consulting services to Panasia Bank,
Director since 1978                                           N.A. (a National Penn subsidiary) on a part-time
Board Committees: Executive                                   basis, and may provide consulting services to
                                                              other financial institutions in the future. He
                                                              was Chairman of National Penn in 2001. He was
                                                              Chief Executive Officer of National Penn from
                                                              January 1990 until January 2001.

C. Robert Roth                                                Mr. Roth is a Bucks County District
Age: 54                                                       Justice.
Director since 1990
Board Committees: Audit


--------------------------------------------------------------------------------
Committees
--------------------------------------------------------------------------------


     The Board maintains four standing committees: Executive, Audit, Compensation and Nominating/Corporate Governance.

     Executive Committee.  The Executive Committee's duties include:

     o Exercising the Board's authority during the time between Board meetings; and

     o Ensuring an appropriate structure for management succession and development.

     Audit Committee.  The Audit Committee's duties include:

     o Recommending the appointment of independent accountants and determining the appropriateness of their fees;

     o Reviewing the scope and results of the audit plans of the independent accountants and internal auditors;

     o Overseeing the scope and adequacy of internal accounting control and record- keeping systems;

     o Reviewing the objectivity, effectiveness and resources of the internal audit function; and

     o    Conferring independently with the independent accountants.

     Compensation Committee.  The Compensation Committee's duties include:

     o    Determining the compensation for executive management;

     o Establishing compensation policies for National Penn's employees generally; and

     o    Administering National Penn's stock-based compensation plans.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee's duties include:

     o Screening and recommending Board member candidates (see also "Director Nominees" on page 25);

     o Evaluating the performance of the Board, including the training and orientation of directors; and

     o Reviewing corporate policies such as Code of Conduct, stock ownership of management, insider trading and director attendance.

--------------------------------------------------------------------------------
Meetings and Attendance
--------------------------------------------------------------------------------


     In 2001, the full Board met 15 times, the Audit Committee met five times, the Compensation Committee met twice and the Executive Committee met ten times. The Nominating/Corporate Governance Committee was formed in October 2001, and met once during the year.

     All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

--------------------------------------------------------------------------------
Director Compensation
--------------------------------------------------------------------------------


      Messrs. Weidner and Moyer are the only directors who are also National Penn employees. National Penn does not pay them any additional compensation for serving as directors of National Penn or any subsidiary.

Annual Retainer and Per-Meeting Fees. National Penn pays each non-employee director an annual retainer fee and committee meeting fees for serving as a director. Various National Penn subsidiaries or divisions also pay certain fees to non-employee directors serving on their boards.

     Annual Retainer. During 2001, the annual retainer fee was $7,500 with the following exceptions:

     o The Executive Committee chairperson received an annual retainer of $9,000; and

     o    The Audit Committee chairperson received an annual retainer of $8,500.

     Beginning January 1, 2002, the chairperson of each committee will receive an annual retainer of $8,500. Otherwise, the annual retainer of $7,500 for directors will remain unchanged.

     Per-Meeting and Other Fees. The committee meeting fee is $350 for each committee meeting attended. If there is a Board meeting or another committee meeting as well on the same day, or if the meeting is held by telephone conference call, the per-meeting fee is $175.

     Each non-employee director is also a director of National Penn Bank. National Penn Bank pays each non-employee director a fee of $500 per Bank Board meeting attended. Bank Board committee fees and telephone conference call meeting fees are the same as the National Penn fees described in the preceding paragraph.

     The Audit Committee chairperson receives a $175 fee per telephone meeting with National Penn's management and independent accountants concerning earnings announcements. The Audit Committee chairperson or other designated Audit Committee member receives a $350 fee per meeting attended of the audit committee of Panasia Bank, N.A. ("Panasia"), a National Penn subsidiary.

     Certain non-employee directors also serve as directors of various National Penn Bank subsidiaries or divisions and are separately paid for such services, as follows:

     o Mr. Jacobs is also a non-employee director of Penn Securities, Inc. and receives $250 for each Penn Securities Board meeting attended.

     o Messrs. Jacobs and Rigg are also non-employee members of National Penn Bank's Elverson Divisional Board and each receives $650 for each divisional board meeting attended.

     o Mr. Jilk and Ms. Langiotti are also non-employee directors of Penn 1st Financial Services, Inc. and each receives $250 for each Penn 1st Board meeting attended.

     o Mr. Krott is also a non-employee member of National Penn Bank's Berks/Lancaster Divisional Board and receives $600 for each divisional board meeting attended.

     Mr. Jilk is also a non-employee director of Panasia. Beginning January 1, 2002, he will receive an annual retainer of $2,000, a Board meeting fee of $500 per Board meeting attended, and a Board committee meeting fee of $350 per meeting attended. If the meeting is held by telephone conference call, the per-meeting fee is $175. Panasia has also engaged Mr. Jilk to provide it with consulting services in 2002 for a fee of $30,000.

     Directors' Fee Plan. Each non-employee director may elect to receive his or her directors' fees in cash or National Penn common shares. If the director wishes, the payment may be deferred to a later time. During 2001, National Penn directors accrued a total of $160,643 in directors' fees. Of this amount, $105,968 was paid in cash or stock, $5,400 was deferred and will be paid in cash, and $49,275 was deferred and will be paid in stock.

     Stock Option Plan. On the first business day of every year, National Penn grants each non-employee director stock options for 1,042 shares of National Penn common stock. This number is adjusted if there is a stock split or stock dividend. The exercise price of these options is equal to the fair market value of the stock on the date of grant. The options become exercisable two years from the date of grant, subject to acceleration if a change of control of National Penn occurs or is attempted. The options expire ten years from the date of grant.


================================================================================
EXECUTIVE COMPENSATION
================================================================================


Compensation Committee Report
--------------------------------------------------------------------------------


     The Compensation Committee of National Penn's Board of Directors is composed of five independent directors. Decisions on compensation of National Penn's executive officers are made by the Committee; decisions relating to the Chief Executive Officer are submitted to the Board of Directors for ratification.

     Compensation Philosophy. The Committee believes the maximization of corporate performance and, in turn, shareholder value, depends largely on establishing a close alignment between the financial interests of shareholders and management. To that end, the Committee follows a pay-for-performance philosophy.

     The Committee intends to place at risk a major portion of senior managers' compensation by emphasizing compensation earned through achievement of National Penn's financial goals and through appreciation in the market value of National Penn's stock. The Committee seeks to provide a high level of overall compensation to senior managers if a high level of profitability is achieved.

     Components of Compensation. The three primary components of executive compensation are:

     o    Base salary;

     o    Annual incentive compensation; and

     o    Long-term stock compensation.

These components are discussed separately below.

     Base Salary. The Committee reviews base salaries of executive officers annually, considering:

     o    Job scope and responsibilities;

     o    Corporate, unit and individual performance; and

     o    Salary rates for similar positions at other companies.

     The Committee generally targets base salaries somewhat below the average salary levels of comparable level executives. Although the Committee considers National Penn's financial performance, its salary decisions are generally not tied to any specific financial performance factor. Although salary decisions are made independently of decisions on other components of compensation, they are made in the context of overall compensation.

     For 2001, the Committee reviewed an independent salary study of Pennsylvania banking companies, broken down by asset size, including data on chief executive officer compensation. These companies are more comparable to National Penn than the companies in the Nasdaq Bank Stock Index included in the graph on page 16; that Index includes larger companies throughout the United States.

     In conjunction with Mr. Weidner's appointment as National Penn's chief executive officer as of January 1, 2001, the Committee established Mr. Weidner's 2001 base salary at $275,000, a 19.5% increase over his 2000 salary level. Mr. Weidner's base salary in 2001 was somewhat below the average base salary of the chief executive officers of the companies covered by the compensation data reviewed by the Committee.

     Annual Incentive Compensation. Executive officers and others approved by the Committee are eligible to earn bonuses under the Executive Incentive Plan. These bonuses are a function of:

     o The size of the bonus fund, which the Committee determines each year, without discretion, pursuant to the Plan;

     o The number of participants in the Plan, which the Committee determines each year; and

     o The Committee's subjective evaluation of each participant's contribution to National Penn's results for the year.

     Under the Plan, the Committee establishes internal and external financial performance goals for the ensuing year. For 2001:

     o The internal goal was for diluted per share operating income to exceed the same for 2000; and

     o The external goal was for net operating income before securities transactions, as a percent of average realized common equity, to exceed the average of such income, as a percent of average realized common equity, for a group of ten Pennsylvania banking companies selected by the Committee. This group is less varied than the companies in the Nasdaq Bank Stock Index included in the graph on page
          16. The Committee believes that short-term financial performance should be measured against that of other regional banking companies. The Committee selects the comparison group annually, in advance.

     At the end of the year, the Committee determines if the two goals have been met. If so, a bonus fund is determined by a formula reflecting the extent by which the external goal was met. The maximum bonus fund is established if National Penn meets the external goal by 30% or more. If National Penn does not meet either goal, there is no bonus fund.

     For 2001, the Plan provided for a maximum cash bonus of 50% of base salary for National Penn's three most senior executive officers, Messrs. Weidner, Jilk and Moyer. For other officers, the Plan provided, depending on their positions, maximum cash bonuses of 35% or 25% of base salary.

     The Plan also provides that each participant eligible for a maximum cash bonus of 50% or 35% also is awarded a bonus equal to one-third of the cash bonus. This award is subject to mandatory deferral and risk of forfeiture for five years. At the end of five years, if the participant is still employed or has retired at age 60 or later, the participant becomes entitled to the deferred bonus plus interest, together with a matching contribution from National Penn. The participant forfeits the deferred bonus if the requirements for a matching contribution are not satisfied, except for death or a change in control of National Penn.

     In 2001, National Penn met both goals established under the Plan. Based on the resulting size of the bonus fund, the number of Plan participants, and the Committee's subjective performance evaluations of Plan participants for 2001, the Committee recommended, and the Board of Directors approved, a cash bonus of $137,499 and a mandatory deferred bonus of $45,833 for Mr. Weidner. In evaluating Mr. Weidner's performance, the Committee noted National Penn's record earnings in 2001 and Mr. Weidner's leadership in continuing to position National Penn for long-term profitable growth, including by acquisitions of other companies.

     In December 2001, National Penn paid a one-time performance bonus to all employees in recognition of 2001's outstanding financial results after significant cost containment efforts earlier in the year, including a cap on salary increases. The bonus was equal to 2% of an employee's base pay projected to year-end, with a maximum bonus of $2,500. Mr. Weidner received a $2,500 bonus.

     Long-Term Stock Compensation. The Committee grants stock options annually to executive officers and others under a stock compensation plan approved by shareholders in 1997 and amended in 2001. All options have an exercise price equal to the stock's fair market value on the date of grant and vest in 20% increments over a five-year period. If an optionee's employment ends other than upon death or retirement at age 60 or later, non-vested options terminate. The goal has been, and is, to provide long-term incentive compensation through financial rewards dependent on future increases in the market value of National Penn stock.

     In determining the number of options to be granted in 2001 to executive officers and others, the Committee considered:

     o Publicly available management compensation and option data about other banking companies;

     o    The number of options previously granted;

     o    Potential dilution;

     o    Vesting requirements;

     o    The number of shares outstanding; and

     o    National Penn's financial performance.

     The Committee did not apply any specific quantitative or qualitative criteria or assign any specific weight to any factor; the Committee made the grants subjectively in its best judgment. In 2001, the Committee granted executive officers and others stock options for a total of 284,200 shares or 1.4% of National Penn's shares outstanding at December 31, 2001, including stock options for 40,000 shares granted to Mr. Weidner which were ratified later by the Board.

     Tax Law. Under the federal income tax law, compensation to executives of public companies in excess of $1 million per year is not deductible for income tax purposes if it is not "performance-based." Given National Penn's current executive compensation levels, the Committee does not expect this tax law to affect National Penn, but the Committee will continue to monitor the situation. To the extent the Committee develops new executive compensation programs, it intends to structure them so that compensation will be deemed "performance-based" under this income tax law.

         J. Ralph Borneman, Jr., Chairman
         John H. Body                                 Frederick H. Gaige
         Patricia L. Langiotti                        Frederick P. Krott

--------------------------------------------------------------------------------
Summary Compensation Table
--------------------------------------------------------------------------------


     The following table summarizes the total compensation, for each of the last three years, for Mr. Weidner, National Penn's chief executive officer during 2001, Mr. Jilk, who retired as National Penn's Chairman on December 28, 2001, and the four other most highly compensated persons who were serving as executive officers at the end of 2001. These individuals are referred to as the "Named Executive Officers."



                                                  SUMMARY COMPENSATION TABLE
                                                                                Long-Term Compensation
                                                                            ----------------------------------
                                             Annual Compensation                    Awards             Payouts
                                   ---------------------------------------  ----------------------    --------
                                                                   Other                 Securities
                                                                   Annual   Restricted   Underlying
Name and                                                           Compen-    Stock       Options/      LTIP         All Other
Principal                            Salary        Bonus (1)       sation     Awards       SARs       Payouts      Compensation
Position                 Year         ($)            ($)             ($)       ($)          (#)         ($)            ($)
------------            ------     ----------     ----------     ----------  --------    ----------    ------      ------------
(a)                      (b)          (c)            (d)             (e)       (f)          (g)          (h)           (i)


Wayne R. Weidner         2001      $286,723        $185,832           0         0          41,200         0         $ 51,345(2)
  Chairman, President    2000       240,800         164,833           0         0          39,166         0           48,710
  and Chief Executive    1999       239,646         153,333           0         0          41,124         0           48,369
  Officer

Lawrence T. Jilk, Jr.    2001       324,673         213,897           0         0          32,960         0           76,464(2)
   Chairman(3)           2000       324,286         227,245           0         0          45,643         0           72,680
                         1999       320,220         211,391           0         0          47,926         0           72,867

Glenn E. Moyer           2001       216,712         152,235           0         0          25,750         0            5,553(2)
  Executive Vice         2000       192,611         108,477           0         0          10,815         0            5,512
  President; President   1999       196,828          88,947           0         0          14,763         0            5,200
  and Chief Operating
  Officer of National
  Penn Bank

Bruce G. Kilroy          2001       160,034          74,000           0         0           8,240         0            3,922(2)
  Group Executive Vice   2000       152,719          75,805           0         0           8,111         0            3,893
  President of National  1999       149,574          68,469           0         0           7,950         0            4,328
  Penn Bank

Garry D. Koch            2001       149,517          69,994           0         0           8,240         0           19,676(2)
  Group Executive Vice   2000       135,384          71,583           0         0           8,652         0           19,048
  President of National  1999       132,199          58,333           0         0           8,517         0           18,479
  Penn Bank

Sharon L. Weaver         2001       145,200          69,467           0         0           8,240         0           17,397(2)
  Group Executive Vice   2000       127,980          66,417           0         0           8,111         0           16,582
  President of National  1999       120,470          53,667           0         0           7,950         0           17,847
  Penn Bank

--------------

(1) Includes 25% mandatory deferral of total award under National Penn's Executive Incentive Plan.

(2)  Consists of:

     o 50% matching contributions by National Penn under the Capital Accumulation Plan (a 401(k) plan) ($5,250 for Mr. Weidner, $5,250 for Mr. Jilk, $5,250 for Mr. Moyer, $3,675 for Mr. Kilroy, $4,981 for Mr. Koch and $3,675 for Ms. Weaver);

     o National Penn's matching contribution with respect to previously awarded, mandatorily deferred amounts under National Penn's Executive Incentive Plan paid in accordance with the Plan ($43,822 for Mr. Weidner, $65,866 for Mr. Jilk, $14,546 for Mr. Koch and $13,536 for Ms. Weaver);


                                       11




     o Imputed value of life insurance benefits equal to $869 for Mr. Weidner, $1,420 for Mr. Jilk, $303 for Mr. Moyer, $247 for Mr. Kilroy, $149 for Mr. Koch and $186 for Ms. Weaver; and

     o Long-term disability insurance premiums of $1,404 for Mr. Weidner and $3,928 for Mr. Jilk.

(3)  Mr. Jilk retired as Chairman on December 28, 2001.


--------------------------------------------------------------------------------
Stock Options
--------------------------------------------------------------------------------


     The following table shows certain information about the stock option awards that were made to the Named Executive Officers during 2001.

                                             Stock Option Grants in 2001

                                                       Individual Grants                             Grant Date Value
                                 -----------------------------------------------------------------   ----------------
                                   Number of                                                             Grant Date
                                  Securities     % of Total                                            Present Value
                                  Underlying      Options                                                Based on
                                   Options       Granted to         Exercise or                        Black-Scholes
                                  Granted(1)    Employees in        Base Price(2)       Expiration        Model(4)
    Name                            (#)         Fiscal Year         ($/Share)            Date(3)            ($)
    ----                         -----------    ------------       --------------      -----------     ---------------
    (a)                             (b)            (c)                 (d)                 (e)              (f)


Wayne R. Weidner                   41,200         13.73%              $23.72                1/6/12       $131,016

Lawrence T. Jilk, Jr.              32,960         10.99%               23.72              12/28/06        104,813

Glenn E. Moyer                     25,750          8.58%               23.72                1/6/12         81,885

Bruce G. Kilroy                     8,240          2.75%               23.72                1/6/12         26,203

Garry D. Koch                       8,240          2.75%               23.72                1/6/12         26,203

Sharon L. Weaver                    8,240          2.75%               23.72                1/6/12         26,203

(1) Each option becomes exercisable, if the holder remains an employee after the grant date, as follows: 20% per year on the first through fifth anniversary dates of the grant. All amounts represent stock options; National Penn's stock compensation plans do not provide for the issuance of stock appreciation rights. Each option is transferable to family members under specified conditions.

(2) National Penn's stock compensation plans provide that all options must be granted with an exercise price equal to the fair market value of the stock on the date of grant. The exercise price for an option must be paid in cash; an optionee exercising a non-qualified stock option may elect to surrender a percentage of the shares otherwise issuable to cover any required withholding taxes upon compliance with detailed procedural rules set forth in the plans.

(3) If employment terminates other than for retirement at age 60 or later or death, or for "cause," the non- vested portion of any option will lapse immediately and the unexercised vested portion of any option will lapse no later than three months after termination of employment. If employment terminates upon retirement at age 60 or later or death, the nonvested portion of any option will vest immediately and the option, to the extent remaining unexercised, will lapse no later than five years after termination of employment. If employment terminates for "cause," all unexercised options lapse immediately.


                                       12




(4) Based upon the Black-Scholes option valuation model, which estimates the present dollar value of National Penn's common stock options to be $3.18 per share under option. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 14%; (b) a risk-free rate of return of 5.04%, which approximates the 7-year, 7-month zero-coupon Treasury bond rate; (c) National Penn's average common shares dividend yield of 3.85% on the grant date; (d) an expected term of 7.02 years; and (e) an expected turnover of 5%.

     The following table shows certain information about option exercises during 2001 by the Named Executive Officers and the value of their unexercised options at the end of the year.

                              Aggregated Option/SAR Exercises in Last Fiscal Year and
                                           Fiscal Year End Option/SAR Values

                                                                                               Value of Unexercised
                                                           Number of Securities                    In-the-Money
                                                          Underlying Unexercised                   Options/SARs
                                                          Options/SARs at FY-End                   at FY-End(2)
                                                       -------------------------------     -----------------------------
                           Shares
                          Acquired      Value
                        on Exercise   Realized(1)      Exercisable       Unexercisable      Exercisable    Unexercisable
    Name                    (#)          ($)               (#)               (#)                (#)            (#)
    ----                -----------   ----------       -----------       -------------      -----------    -------------
    (a)                     (b)          (c)               (d)               (e)                (f)            (g)


Wayne R. Weidner            0             0               312,463            138,880        $1,807,766       $173,922

Lawrence T. Jilk, Jr.    146,401      1,321,424           364,714                  0           853,481              0

Glenn E. Moyer              0             0                36,439             43,260           273,700         20,664

Bruce G. Kilroy             0             0                15,250             24,099             3,874         15,498

Garry D. Koch             11,100       123,378             37,111             27,419           136,668         30,421

Sharon L. Weaver            0             0                30,691             26,182           103,797         28,641

-----------

(1) Represents the total market value of the underlying common shares on the date of exercise minus the total exercise price for the options exercised.

(2) "In-the-Money Options" are stock options where the market value of the underlying common shares exceeded the exercise price at December 31, 2001. The value of such options is determined by subtracting the total exercise price for such options from the total fair market value of the underlying common shares on December 31, 2001.

--------------------------------------------------------------------------------
 Pension Benefits
--------------------------------------------------------------------------------


     National Penn has a non-contributory, defined benefit Pension Plan generally covering employees who have reached 20 1/2 years of age and completed 1,000 hours of service with National Penn.

     The following table shows the annual retirement benefits payable under the plan in the form of a straight life annuity for a range of compensation and years of service classifications. The amounts shown in the table are based on an employee who is presently age 65 and has had a constant salary for the past five years. The amounts are not subject to offset for social security or other amounts.

     As of December 31, 2001, Messrs. Weidner, Moyer, Kilroy, Koch and Ms. Weaver were credited with 39, 2, 4, 18 and 23 years of service under the plan, respectively, for benefit calculation purposes. Mr. Jilk retired on December 28, 2001, with 24 years of service credited under the plan for that purpose.


                                   Pension Benefits

                                              Years of Service
                    --------------------------------------------------------------------
   Salary              15             20             25             30             35
--------------      ---------      --------       --------       --------       --------


$ 75,000            $15,638        $20,850        $26,063        $31,275        $36,488
 100,000            $22,200        $29,600        $37,000        $44,400        $51,800
 125,000            $28,763        $38,350        $47,938        $57,525        $67,113
 150,000            $35,325        $47,100        $58,875        $70,650        $82,425
 175,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 200,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 225,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 250,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 275,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 300,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 325,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 350,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675
 375,000(1)         $40,575        $54,100        $67,625        $81,150        $94,675


(1) Salary in excess of $170,000 is disregarded in determining a participant's retirement benefit. The 2001 compensation covered by the plan (all salary) for Messrs. Weidner, Jilk, Moyer, Kilroy, Koch and Ms. Weaver was $170,000, $170,000, $170,000, $160,034, $149,517 and $145,200, respectively.

     National Penn is also contractually obligated to provide Mr. Weidner and former Chairman Jilk with additional retirement benefits for a specified time period. See "Deferred Compensation and Change-in-Control Agreements" on the next page.

--------------------------------------------------------------------------------
             Deferred Compensation and Change-in-Control Agreements
--------------------------------------------------------------------------------


     National Penn has a deferred compensation agreement with Mr. Weidner, its chief executive officer. This agreement provides that Mr. Weidner is to receive, after retirement, a retirement annuity for 15 years for up to 65% of his final average base salary, depending on the number of years served by Mr. Weidner.

     If Mr. Weidner had retired at December 31, 2001, he would have been entitled to receive a retirement annuity of $132,117 per year for 15 years. Concurrent payments to him under National Penn's pension plan will be credited toward the annuity payments.

     Mr. Weidner's deferred compensation agreement also contains a "change in control" benefit. This benefit is payable if two events occur. First, there must be a "change in control" of National Penn or National Penn Bank. Second, his employment must be terminated without cause or he must resign after an adverse change in the terms of his employment. Adverse changes include reduction in title or responsibilities, reduction in compensation or benefits (except for a reduction for all employees generally), failure to nominate him for election to the National Penn or National Penn Bank Boards, reassignment beyond a thirty-minute commute from Boyertown, Pennsylvania, or increased travel requirements. If these two events occur, he will receive a lump-sum cash severance payment equal to 299% of his average annual compensation for the five years preceding the change in control.

     Mr. Jilk, who retired as National Penn's Chairman on December 28, 2001, also has a deferred compensation agreement with National Penn. This agreement provides that Mr. Jilk is to receive, after retirement, a retirement annuity for 15 years for up to 65% of his final average base salary, depending on the number of years served by Mr. Jilk. Based on his final average base salary and years of service, Mr. Jilk began receiving in January 2002 a 15 year retirement annuity of $187,662 per year. Concurrent payments to him under National Penn's pension plan will be credited toward the annuity payments.

     Because Mr. Jilk has retired and is no longer an employee of National Penn, the "change-in-control" provisions of his deferred compensation agreement no longer apply.

     National Penn also has "change-in-control" agreements with Glenn E. Moyer, Bruce G. Kilroy, Garry D. Koch and Sharon L. Weaver. These agreements provide lump-sum cash severance benefits under generally the same circumstances as the deferred compensation agreement with Mr. Weidner described above. The benefits for Messrs. Moyer, Kilroy, Koch and Ms. Weaver would be 299%, 200%, 200% and 200%, respectively, of the executive's average annual compensation for the five years preceding the change in control.

================================================================================
                                PERFORMANCE GRAPH
================================================================================


     The following graph compares the performance of National Penn's common shares to the Nasdaq Stock Market Total Return Index and the Nasdaq Bank Stock Index during the last five years. The graph shows the value of $100 invested in National Penn common stock and both indices on December 31, 1996, and the change in the value of National Penn's common shares compared to the indices as of the end of each year. The graph assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
     Among National Penn Bancshares, Nasdaq Stock Market Total Return Index
                            & Nasdaq Bank Stock Index


                    [GRAPH OMITTED - DATA POINTS AS FOLLOWS]

                                                                   December 31,
                                        -------------------------------------------------------------------
                                            1996        1997       1998        1999       2000      2001
                                        -------------------------------------------------------------------
 National Penn Bancshares, Inc.             100         174        184         184        161       188
-----------------------------------------------------------------------------------------------------------
 Nasdaq Stock Market Total Return           100         123        172         312        193       153
-----------------------------------------------------------------------------------------------------------
 Nasdaq Bank Stocks                         100         169        166         160        182       197
-----------------------------------------------------------------------------------------------------------

================================================================================
                             AUDIT COMMITTEE REPORT
================================================================================


     The Audit Committee of National Penn's Board of Directors is composed of six independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. Under this charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn's financial reporting, internal controls and audit functions.

     Management is responsible for National Penn's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, National Penn's independent accountants, are responsible for performing an independent audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon based on such audit.

     The Audit Committee's responsibility is to monitor and oversee these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not National Penn employees and are not accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or the independent accountants. Likewise, the Audit Committee cannot certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants, and the experience of the Audit Committee's members in business, finance and accounting matters.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management has represented to the Audit Committee that National Penn's consolidated financial statements were prepared with integrity and objectivity and in accordance with accounting principles generally accepted in the United States, and the independent accountants have represented to the Audit Committee that they have performed their audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States. The Audit Committee has relied upon the representations of management and the independent accountants without independent verification. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

     The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     National Penn's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1

(Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based on the Audit Committee's discussions with management and the independent accountants, the representations of management to the Audit Committee, the representations of the independent accountants included in their report on National Penn's consolidated financial statements and otherwise on such report of the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn's Annual Report on Form 10-K for the year ended December 31, 2001.

     Aggregate fees billed to National Penn by the independent accountants for services rendered during the year ended December 31, 2001 were as follows:

     Audit Fees

         $165,150

     Financial Information Systems Design and Implementation Fees

         None

     All Other Fees*

         $79,785
     --------
     * "All Other Fees" principally covers services for tax planning, assistance with preparation of tax returns and assistance with securities filings. There were no other consulting services.

     The Audit Committee considered whether the independent accountants' provision of non-audit services (covered by "All Other Fees" in the preceding paragraph) is compatible with maintaining the independent accountants' independence. The Audit Committee is satisfied that it is.

         Patricia L. Langiotti, Chair                       Frederick H. Gaige
         John H. Body                                       Robert E. Rigg
         J. Ralph Borneman, Jr.                             C. Robert Roth

================================================================================
STOCK OWNERSHIP
================================================================================

Directors and Executive Officers
--------------------------------------------------------------------------------


     The following table shows certain information, as of March 1, 2002, about the ownership of National Penn common shares by the directors and executive officers.

                                                         Amount and Nature of Beneficial Ownership
                                              ---------------------------------------------------------------
                                                                Sole              Shared
                                                Total        Voting and         Voting and          Percent
Name of                                       Beneficial     Investment         Investment            of
Beneficial Owner                              Ownership         Power              Power            Class(1)
----------------                              ---------      ----------         -----------         --------

Directors and Nominees

John H. Body(4)                                147,373        142,862                4,511              -
J. Ralph Borneman, Jr.(4)                       25,158         11,203               13,955              -
Frederick H. Gaige(4)                            4,107          4,107                    -              -
John W. Jacobs(4)                              409,114        114,693              294,421             2.1%
Lawrence T. Jilk, Jr.(3)(7)                    390,565        373,943               16,622             2.0%
Frederick P. Krott(2)(5)                         4,682          2,447                2,235              -
Patricia L. Langiotti(2)(4)                     13,709         12,690                1,019              -
Kenneth A. Longacre(2)                          98,606         98,606                    -              -
Glen E. Moyer(3)(6)                             44,854         42,945                1,909              -
Robert E. Rigg(4)                              315,946        299,453               16,493             1.6%
C. Robert Roth(4)                               25,607         12,964               12,643              -
Wayne R. Weidner(2)(3)                         337,616        336,870                  746             1.8%


Other Named Executive Officers

Bruce G. Kilroy(3)                              20,862         20,862                    -              -
Garry D. Koch(3)                                38,247         38,094                  153              -
Sharon L. Weaver(3)                             35,496         35,496                    -              -

All Directors and Executive Officers         1,996,079      1,617,443              378,636            10.0%
as a Group (17 Persons)(3)(4)

__________

(1) Unless otherwise indicated, amount owned does not exceed 1% of the total number of common shares outstanding as of March 1, 2002.

(2)  Nominee for election as a Class III director.

(3) Includes shares allocated under the Capital Accumulation Plan. Includes the following shares which may be acquired by exercise of vested options granted under employee stock compensation plans: Mr. Weidner - 312,463 shares, Mr. Jilk - 364,714 shares, Mr. Moyer - 37,801 shares, Mr. Kilroy - 15,250 shares, Mr. Koch - 37,111 shares and Ms. Weaver - 30,691 shares. Does not include shares which may be acquired in the future by exercise of options not yet exercisable under employee stock compensation plans.

                                       19


(4) Includes the following shares which may be acquired by exercise of vested options granted to non-employee directors under the stock option plan for non-employee directors: Mr. Body - 18,773 shares, Mr. Borneman - 4,168 shares, Mr. Gaige - 3,126, Mr. Jacobs - 2,084, Ms. Langiotti - 5,210 shares, Mr. Longacre - 3,126 shares, Mr. Rigg - 2,084 shares and Mr. Roth - 6,776 shares. Does not include shares which may be acquired in the future by exercise of options not yet exercisable under the stock option plan for non-employee directors.

(5) Includes 973 shares which may be acquired by exercise of vested options granted in substitution for Community Independent Bank, Inc. stock options, as provided in the acquisition agreement.

(6) Includes 1,909 shares held by Mr. Moyer's spouse. Mr. Moyer disclaims beneficial ownership of these shares.

(7)  Mr. Jilk retired as Chairman effective December 28, 2001.


--------------------------------------------------------------------------------
Five Percent Shareholders
--------------------------------------------------------------------------------


     The following table shows individuals or groups known by National Penn to own more than 5% of its outstanding common shares as of March 1,2002.


                                    Amount and Nature
       Name and Address               of Beneficial               Percent of
     of Beneficial Owner                Ownership                Common Shares
     -------------------           --------------------          -------------

     James K. Overstreet               2,031,295(1)                 10.26%
     315 Natlie Road
     Phoenixville, PA 19460

__________

(1) These shares are owned of record by persons or entities identified by Mr. Overstreet in filings with regulatory authorities and National Penn, as being parties through which he holds common shares of National Penn. Evelyn
     M. Overstreet, Mr. Overstreet's wife, holds 102,325 of these shares, and a limited partnership in which Mr. Overstreet is a partner holds 23,745 of these shares.

================================================================================
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION
================================================================================


Related Party and Similar Transactions
--------------------------------------------------------------------------------


     Certain directors and officers of National Penn, and companies with which they are associated, are customers of National Penn's banking subsidiaries, National Penn Bank and/or Panasia Bank, N.A. During 2001, these individuals and companies had banking transactions with National Penn Bank and/or Panasia Bank, N.A. in the ordinary course of business. Similar transactions may be expected to occur in the future. All loans and commitments to loan involved in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of National Penn's management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features. As of December 31, 2001, loans to officers, directors, and affiliates represented 2.8% of shareholders' equity in National Penn.

     In February 2002, Lawrence T. Jilk, Jr. National Penn's retired Chairman, requested approval of National Penn's Board of Directors for him to negotiate regarding possible consulting services for a small, independent unaffiliated financial institution located in the Philadelphia, Pennsylvania area. The Board approved Mr. Jilk's request.


--------------------------------------------------------------------------------
Section 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------------------------------


     Section 16(a) of the Securities Exchange Act of 1934 requires National Penn's directors, executive officers and more-than-10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish National Penn with copies of all their Section 16(a) filings.

     Based solely on review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors, executive officers and more-than-10% shareholders complied during 2001 with all Section 16(a) filing requirements.


================================================================================
AMENDMENT OF NATIONAL PENN'S ARTICLES OF INCORPORATION TO
INCREASE MAXIMUM NUMBER OF DIRECTORS
================================================================================


     National Penn's Board of Directors has approved an amendment to Article Eighth, Paragraph (a), of National Penn's Articles of Incorporation. This amendment, if adopted, would increase the maximum number of directors of National Penn from 15 to 20. The Board recommends that shareholders approve this amendment.

     Article Eighth of National Penn's Articles of Incorporation provides for a "classified" or "staggered" Board of Directors; that is, a system in which the directors are divided into three classes, as nearly equal in size as is possible. Under this system, one class of directors is elected annually, and each class serves for a three-year term.

     The adoption by National Penn, and by many other companies, of a classified Board reflected widespread concern over hostile and non-negotiated attempts to acquire control of corporations to the potential disadvantage of shareholders. A classified board was, and is, widely viewed as discouraging proxy contests for the election of directors, or acquisitions of substantial blocks of stock, by a person or group seeking to acquire control of a company. This is because the extended term of directors could operate to prevent the acquisition of control of the board in a relatively short period of time. The Board also believes a classified board of directors promotes stability and continuity among a company's directors. The proposed amendment to Article Eighth would not change the National Penn's classified Board structure.

     Article VIII, Paragraph (a), presently provides that the Board of Directors may not have less than 8 nor more than 15 members, as determined from time to time by resolution of the Board of Directors. The Board has varied in size between 8 and 12 members, with the three classes of Board members generally varying between 3 and 4 members each depending on the size of the overall Board. Upon conclusion of the Meeting, the Board will consist of 12 members, with four in each class.

     The Board of Directors believes that it is advisable to have the flexibility at any time to increase the size of the Board to 20 members, while retaining the classified nature of the Board.

     National Penn may from time to time consider acquisitions and mergers in which it may be desirable to provide that certain directors or officers of the to-be-acquired or merged company will serve on National Penn's Board of Directors after consummation of the transaction. This is especially likely if the shareholders of the to-be-acquired or merged company are to receive National Penn's common shares in the transaction, not cash, and thus are to have a continuing interest as shareholders in National Penn. In addition, outside of the merger and acquisition context, the Board may also find other qualified individuals whose service as directors would facilitate National Penn's pursuit of other business opportunities.

     Although National Penn has no present plan, agreement or understanding involving the election of additional persons to its Board of Directors, the Board believes that having the authority at any time to increase the size of the Board to 20 will provide National Penn more flexibility in pursuing these various opportunities.

     The proposed amendment would not change the provisions of Article Eighth governing the filling of Board vacancies. Any vacancy, including any that might arise from an increase in the size of the Board after adoption of the proposed amendment, can be filled by a vote of a majority of the remaining directors. When the Board elects directors to fill these vacancies, the Board must elect them in such a manner as to keep the three classes as nearly equal in size as is possible. A director who is elected by the Board to fill a vacancy holds office for the remainder of the term of the class to which he or she has been elected.

     The text of Article Eighth, Paragraph (a), as proposed to be amended, is as follows:

         "(a) The Board of Directors will consist of not less than eight and not more than twenty directors, as determined from time to time by resolution of the Board of Directors."

                                  ------------

     The Board recommends a vote FOR this amendment.

     The affirmative vote of two-thirds of the outstanding common shares entitled to vote at the annual meeting is required to approve this amendment.


================================================================================
ADDITIONAL INFORMATION
================================================================================


Record Date; Shares Outstanding

     Shareholders of record at the close of business on March 8, 2002 are entitled to vote their shares at the annual meeting. As of that date, there were 19,795,621 common shares outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum

     The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum. A quorum must be present at the meeting before any business may be conducted.

     If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

     If you participate in National Penn's Dividend Reinvestment Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

     By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

     If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to National Penn's Corporate Secretary, by submitting a later-dated proxy, or by voting in person at the meeting.


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Default Voting

     If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the Board of Directors' nominees as directors, and FOR the proposal to amend National Penn's Articles of Incorporation.

     National Penn's Board and management know of no other business that is planned to be brought before the meeting. If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

Tabulation of Votes

     Mellon Investor Services LLC, the transfer agent, will tabulate the votes.

     If your shares are treated as a broker non-vote, your shares will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present. Because the election of directors is by a plurality of votes, a broker non-vote will have no effect on the outcome. Because the amendment of National Penn's Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding common shares entitled to vote at the annual meeting, a broker non-vote will have the same effect as a "no" vote on the outcome.

Voting by Street Name Holders

     If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares according to your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares in its discretion.

Independent Accountants

     National Penn has again selected Grant Thornton LLP as independent accountants for 2002. Representatives of that firm will be at the meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

Proxy Solicitation

     National Penn will bear all costs of this proxy solicitation. National Penn's officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile. National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners.

Shareholder Proposals for Next Year's Meeting

     Any shareholder who wishes to present a proposal for consideration at next year's annual meeting, and who wishes for National Penn to consider including such proposal




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in next year's proxy statement, must deliver the proposal to National Penn's principal executive offices no later than the close of business on November 22, 2002. Any proposal should be addressed to Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512.

     For any proposal that is not submitted for possible inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if:

     o National Penn receives notice of the proposal before the close of business on February 5, 2003 and advises shareholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or

     o National Penn does not receive notice of the proposal prior to the close of business on February 5, 2003.

     Any notice of intention to present a proposal at next year's annual meeting should be addressed to Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512.

Director Nominees

     National Penn's bylaws provide that the Board of Directors, or any shareholder who complies with the requirements of the bylaws, may nominate candidates for election as directors. The Board of Directors seeks persons of proven judgment and experience. Shareholders who wish to suggest qualified candidates may write to the Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512, stating in detail the qualifications of the persons they recommend.

     The bylaws provide that any shareholder who wishes to nominate a candidate for election as a director must deliver to National Penn written notice at least 14 days before the date of the shareholders' meeting. This notice must contain the same information, to the extent known to the notifying shareholder, as that required to be provided by National Penn in its proxy statement for the nominees of the Board of Directors. The chairman of the meeting may disregard any nomination not made in compliance with the bylaws, and may instruct the vote tabulator to disregard any votes cast for that person.

Shareholder List

     For at least ten days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at National Penn's principal executive offices. The list will also be available for examination at the meeting.


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Annual Report for 2001

     National Penn's Annual Report to Shareholders for 2001 is enclosed with this proxy statement. It is also available via the Internet at www.nationalpennbancshares.com. The Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference into this proxy statement.

     A copy of National Penn's Annual Report on Form 10-K for 2001 (without exhibits) may be obtained without charge by writing to Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512. In addition, the report (with exhibits) is available at the web site of the Securities and Exchange Commission (www.sec.gov).















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PROXY



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         NATIONAL PENN BANCSHARES, INC.

         The undersigned hereby appoints Paul W. McEwen, Dale C. Henne, and Dr. Harold C. Wegman proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. ("National Penn") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of National Penn to be held on April 22, 2002, and at any adjournments or postponements thereof.


                          (Continued on the other side)

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

1.   Election of Class III Directors:

     __ FOR all nominees listed to the right (except as marked to the contrary).

     __   WITHHOLD AUTHORITY to vote for all nominees listed to the right.



     NOMINEES: Frederick P. Krott, Patricia L. Langiotti, Kenneth A. Longacre,
               Wayne R. Weidner.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



2. Proposal to increase the maximum size of the Board of Directors to 20 persons.

          ___  FOR                ___ AGAINST              ___ ABSTAIN

3. In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

     If you wish to supply National Penn with your e-mail address, write it in the following space. ___________________________________________________________

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________, 2002

_____________________________
  (Signature)

_____________________________
  (Signature if held jointly)

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE. TO VOTE BY TELEPHONE, FOLLOW THE INSTRUCTIONS ON THE DETACHABLE ADMISSION TICKET ATTACHED BELOW.

                     * Detach here from proxy voting card. *

                            Vote by Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Telephone voting is available until 4 PM Eastern Time on April 22, 2002, the day of the annual meeting.

   Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                Telephone                                Mail
            1-800-435-6710

Use any touch-tone telephone to                       Mark, sign and date
vote your proxy.  Have your proxy                     your proxy card and
card in hand when you call.  You will        OR       return it in the enclosed
be prompted to enter your control                     postage-paid envelope.
number, located in the box below,
and then follow the directions given.


                    If you vote your proxy by telephone, you do NOT need to mail back your proxy card.


                                                             CONTROL NUMBER

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VOTING INSTRUCTION CARD



             THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.


         This Voting Instruction Card serves to instruct Investors Trust Company, as trustee (the "Trustee") under the National Penn Bancshares, Inc. Capital Accumulation Plan (the "Plan"), to vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. ("National Penn") entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Annual Meeting of Shareholders of National Penn to be held on April 22, 2002, and at any adjournments or postponements thereof.

         The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.





                          (Continued, and to be marked,
                      dated and signed, on the other side)

This voting instruction card when properly executed will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the Trustee in accordance with the terms of the Plan and applicable law.


1.    Election of Class III Directors:

      ___ FOR all nominees listed below (except as marked to the contrary).

      ___   WITHHOLD AUTHORITY to vote for all nominees listed below.



      NOMINEES:  Frederick P. Krott, Patricia L. Langiotti, Kenneth A. Longacre,
                 Wayne R. Weidner.

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


2. Proposal to increase the maximum size of the Board of Directors to 20 persons.

      ___   FOR                ___  AGAINST              ___ ABSTAIN


3. In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name appears herein.



Dated: __________________, 2002


______________________________
 (Signature of Participant)


PLEASE SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.